EFFECTIVE OCTOBER 24, 2013
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 24, 2013

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington		99216
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Shareholders was held on October 24, 2013 at which shareholders voted on proposals as follows:

		Votes For	Votes Against or Withheld	Votes Abstained	Broker Non-Votes
Proposal 1:	Election of Directors:
	James R. Bean	6,412,856	193,239	—	2,624,193
	Craig D. Gates	6,466,517	139,578	—	2,624,193
	Ronald F. Klawitter	6,129,129	476,966	—	2,624,193
	Yacov A. Shamash	6,498,305	107,790	—	2,624,193
	Patrick Sweeney	6,498,786	107,309	—	2,624,193

Proposal 2:	Advisory vote to approve the compensation of the Company's named executive officers as disclosed in "Compensation Discussion and Analysis" and "Executive Compensation" in the Proxy Statement.	6,184,831	138,647	282,617	2,624,193

Proposal 3:	Advisory vote on the future frequency of an advisory vote on executive compensation.	4,195,126	52,938	2,328,302	29,729	2,624,193
		One Year	Two Years	Three Years	Abstain	Broker Non-Votes

Proposal 4:	Ratification of Appointment of BDO USA, LLP as independent auditors for fiscal year 2014.	Votes For	Votes Against or Withheld	Votes Abstained
		9,131,272	38,262	60,754

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: October 25, 2013
	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President
of Administration, CFO and Treasurer

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